[BERKOVITS, LAGO & COMPANY, LLP LETTERHEAD]

EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Atlantic Polyplants, Inc.

We consent to incorporation by reference into the registration statement on Form SB-2 of Atlantic Polyplants, Inc. of our report, dated May 21, 2004 on our audit of the consolidated financial statements of Atlantic Polyplants, Inc. (a development stage Company) as of January 31, 2004 and for the period from July 2, 2003 (inception) to January 31, 2004.

/s/ Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida

June 7, 2004